UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2019

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612

(Address of Principal Executive Offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PRAH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 3, 2019, Pharmaceutical Research Associates, Inc., a Virginia corporation (“PRA”) and a wholly-owned subsidiary of PRA Health Sciences, Inc. (the “Company”), entered into a Third Joinder Agreement (the “Joinder”) to the Credit Agreement, dated as of December 6, 2016 (as amended prior to the date of the Joinder, the “Credit Agreement”), by and among the Company, PRA, as the borrower, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swingline lender.

Pursuant to the Joinder, PRA received a $300 million incremental term loan (the “Incremental Term Loan”). The Incremental Term Loan has substantially the same terms and conditions as the outstanding term loans under the Credit Agreement. Proceeds of the Incremental Term Loan will be used to repurchase shares of the Company’s common stock pursuant to the share repurchase program discussed in Item 8.01 below.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Joinder, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 3, 2019, the Company issued a press release announcing that the Board of Directors (the “Board”) of the Company has authorized a program to repurchase up to $500 million of the Company’s common stock, effective immediately. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On September 3, 2019, the Company announced that the Board has authorized a share repurchase program pursuant to which the Company may repurchase up to $500 million of its common stock, effective immediately and through and including December 31, 2021, the date on which the repurchase program will expire. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases, privately-negotiated transactions, secondary offerings, block trades or otherwise in accordance with all applicable securities laws and regulations, including through Rule 10b5-1 trading plans and pursuant to Rule 10b-18 under the Exchange Act.

Subject to the completion of the announced underwritten secondary offering of the Company’s common stock by KKR PRA Investors L.P. (the “Selling Stockholder”), the Company intends to repurchase from the underwriter in such offering, out of the 6,666,684 shares of common stock offered, a number of shares (rounded down to the nearest whole share) having an aggregate purchase price of $300 million at a price per share equal to the price at which the underwriter will purchase the shares from the Selling Stockholder. The closing of the share repurchase is conditioned on, and expected to occur simultaneously with, the closing of the secondary offering, subject to the satisfaction of other customary conditions.

The terms and conditions of the repurchase of shares from the Selling Stockholder were approved by a special committee of the Board. The Company intends to fund such share repurchase with the proceeds of the Incremental Term Loan. Following the completion of such share repurchase, the Company will have approximately $200 million of remaining availability under the share repurchase program.

The Company expects to fund future purchases under its share repurchase program from available liquidity, including available cash or borrowings under existing or future credit facilities. The share repurchase program does not obligate the Company to repurchase any particular amount of its common stock, and it may be modified, suspended or terminated at any time at the Board’s discretion. The timing and amount of any purchases of common stock will be based on the Company’s liquidity, general business and market conditions, debt covenant restrictions and other factors, including alternative investment opportunities.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description

10.1	Third Joinder Agreement, dated as of September 3, 2019, by and among Pharmaceutical Research Associates, Inc. (the “Borrower”), PRA Health Sciences, Inc., each of the subsidiaries of the Borrower from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and other agents and lenders party thereto.

99.1	Press Release dated September 3, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Disclosure Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect, among other things, the Company’s current expectations with respect to its announced share repurchase program, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit experienced personnel; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is subject to a number of additional risks associated with its business outside the United States, including changes in tax law, foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union and the adoption of trade restrictions between the U.S. and other national governments; the Company may be unable to successfully develop and market new services or enter new markets; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; government regulators may impose new regulations affecting the Company’s business; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s disposal of hazardous substances and waste could give rise to liability; the Company may be unable to protect its intellectual property, patent and other intellectual property litigation could be time consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K filed with the SEC on February 28, 2019. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this Current Report on Form 8-K, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: September 3, 2019
	By:	/s/ Michael J. Bonello
	Name:	Michael J. Bonello
	Title:	Executive Vice President, Chief Financial Officer and Secretary